UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 31, 2009

Internap Network Services Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-27265 (Commission File Number)	91-2145721 (IRS Employer Identification Number)

250 William Street, Atlanta, Georgia (Address of Principal Executive Offices)	30303 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 2.02	Results of Operations and Financial Condition.

On March 31, 2009, Internap Network Services Corporation (the “Company”) issued a press release announcing a restructuring program (described below in Item 2.05). In addition to announcing the restructuring program, the Company provided revenue and EBITDA estimates for the quarter ended March 31, 2009. The Company expects that revenue for the quarter ended March 31, 2009 to be in the range of $62.0 to $65.0 million and adjusted EBITDA to be between $4.0 and $5.0 million.

Item 2.05	Costs Associated with Exit or Disposal Activities.

In the press release issued March 31, 2009, the Company announced it will reduce its workforce by approximately 10% (approximately 45 employees). The reductions are primarily in back-office staff functions and include the elimination of certain senior management positions. This restructuring program is expected to be completed in the quarter ended June 30, 2009.

The Company expects that total estimated costs associated with the restructuring to be approximately $1.2 million, the majority of which the Company will record in the quarter ended March 31, 2009. These costs relate primarily to non-recurring employee-related termination benefits, including severance payments and continuation of medical insurance benefits. Substantially all of these charges will result in cash expenditures. When completed, the Company expects the restructuring program to generate approximately $5.0 million in annualized operating expense savings.

A copy of the press release is attached hereto as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this or such filing. The information in this report, including the exhibit hereto, shall be deemed to be “furnished” and therefore shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated March 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: March 31, 2009	By:	/s/ Richard P. Dobb
Richard P. Dobb
Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of the Company dated March 31, 2009.